EXHIBIT 99.1
NEWS RELEASE

MURPHY OIL CORPORATION ANNOUNCES THIRD QUARTER RESULTS
Delivered Sequential Increase in Production to 200 MBOEPD and 94 MBOPD
Reduced Debt by $50 Million and Paid Dividends of $46 Million
Progressed Lac Da Vang (Golden Camel) Platform Jacket Installation and Pipeline Laying Campaign in Vietnam Ahead of Schedule

HOUSTON, Texas, November 5, 2025 – Murphy Oil Corporation (NYSE: MUR) today announced its financial and operating results for the third quarter ended September 30, 2025. As a supplement to this release, Murphy has also furnished a Quarterly Stockholder Update.
Unless otherwise noted, the financial and operating highlights and metrics discussed in this commentary exclude noncontrolling interest (NCI).†

(Millions of dollars, except volumes and per share amounts)	Three months ended September 30, 2025
Net loss from continuing operations attributable to Murphy	$(3.0)
Net loss attributable to Murphy per common share - Diluted	$(0.02)
Adjusted net income from continuing operations attributable to Murphy (Non-GAAP) [1,2]	$58.1
Adjusted net income from continuing operations per average common share - Diluted (Non-GAAP) [1,2]	$0.41
Adjusted EBITDA attributable to Murphy (Non-GAAP) [2]	$390.6
Adjusted EBITDAX attributable to Murphy (Non-GAAP) [2]	$423.1
Net cash provided by continuing operations activities	$339.4
Free cash flow (Non-GAAP) [2]	$218.8
Oil production, net (BOPD) [3]	94,067
Total production, net (BOEPD) [3]	200,383
Accrued capital expenditures (CAPEX) [4]	$163.9
Lease operating expense ($/BOE) [5]	$9.39
1 Adjustments to net loss totaled $76 million (before tax) and were comprised of a $92 million impairment of assets, offset by foreign exchange gains and unrealized gains on derivatives of $16 million. The net tax effect of these adjustments was a tax benefit of $16 million, for a total after-tax adjustment of $61 million.
2 Adjusted net income, adjusted EBITDA, adjusted EBITDAX and free cash flow are non-GAAP financial measures and are not a substitute for measures prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations and definitions of these measures can be found in the attached schedules.
3 Barrels of oil per day (BOPD) and barrels of oil equivalent per day (BOEPD).
4 Excludes $23 million Eagle Ford Shale acquisition.
5 Lease operating expense per barrel of oil equivalent sold for total oil and gas continuing operations.

Highlights for the third quarter include:
•Delivered sequential increase in production to 200,000 BOEPD and 94,000 BOPD; production outperformed high-end of guidance on strong new well productivity and no storm downtime in the Gulf of America
•Paid down $50 million of debt under the senior unsecured credit facility and returned $46 million to shareholders through quarterly dividend
•Reaffirmed full year production and CAPEX guidance
Subsequent to the third quarter:
•Completed installation of platform jacket and initiated development drilling at Lac Da Vang (Golden Camel) development project in Vietnam ahead of schedule
“I am pleased with our operational performance across our asset base including Eagle Ford, Tupper Montney, and Gulf of America. I am proud of our team for continuing to innovate and evolve our completions and flowback designs to achieve higher capital efficiency in our onshore operations. We saw great performance from our Gulf of America asset and successfully completed all planned workover activity. Additionally, subsequent to quarter end, we executed major milestones on our Lac Da Vang (Golden Camel) project. We remain focused on core execution as we progress our impactful offshore exploration and appraisal program across three continents in the fourth quarter,” stated Eric M. Hambly, President and Chief Executive Officer.
RETURN OF CAPITAL
In the third quarter of 2025, return of capital totaled $46 million through the quarterly dividend. Through the first three quarters of 2025, Murphy has returned $240 million to shareholders, which includes $100 million of share repurchases and $140 million in dividends.
The company had $550 million remaining under its share repurchase authorization and 142.7 million shares outstanding as of September 30, 2025.
FINANCIAL POSITION
Murphy had approximately $1.6 billion of liquidity on September 30, 2025, comprised of $1.2 billion undrawn under the $1.35 billion senior unsecured credit facility and $426 million of cash and cash equivalents, inclusive of NCI. During the quarter, Murphy paid down $50 million of debt under the senior unsecured credit facility.
As of September 30, 2025, Murphy’s total debt of $1.4 billion was comprised of long-term, fixed-rate notes and $150 million drawn under the senior unsecured credit facility. The fixed-rate notes had a weighted average maturity of 8.6 years and a weighted average coupon of 6.1 percent.

ONSHORE OPERATIONS SUMMARY
In the third quarter of 2025, the onshore business produced approximately 132 MBOEPD, which included 35 percent liquids.

Onshore	Oil Production (BOPD)	Total Production (BOEPD)	New Wells Online (Operated)
Eagle Ford Shale	35,000	49,000	10
Tupper Montney	200	78,000	—
Kaybob Duvernay	3,000	5,000	4
OFFSHORE OPERATIONS SUMMARY
Excluding NCI, in the third quarter of 2025, the offshore business produced approximately 68 MBOEPD, which included 88 percent liquids.

Offshore	Oil production (BOPD)	Total Production (BOEPD)
Gulf of America	50,000	62,000
Canada	6,000	6,000
Gulf of America – Murphy completed the Khaleesi #2 and Marmalard #3 workovers and returned the wells to production in the third quarter, concluding the planned workover program. During the quarter, Murphy recorded a pretax impairment totaling $115 million ($92 million excluding NCI) on the operated Dalmatian asset due to reserve reductions in the quarter, as certain future projects in the field were less competitive for capital allocation.
Vietnam – Subsequent to the third quarter, Murphy installed the platform jacket and initiated development drilling at the Lac Da Vang (Golden Camel) development project. The project remains on schedule for first oil in the fourth quarter of 2026.

2025 PRODUCTION AND CAPITAL EXPENDITURE GUIDANCE
The table below illustrates fourth quarter 2025 production guidance by area.

4Q 2025 Guidance
Producing Asset	Oil (BOPD)	NGLs (BOPD)	Natural Gas (MCFD)	Total (BOEPD)
Eagle Ford Shale	25,000	6,100	31,200	36,300
Gulf of America, excl. NCI	50,000	4,000	49,500	62,300
Tupper Montney	200	—	403,700	67,500
Kaybob Duvernay	3,600	500	8,300	5,500
Offshore Canada	8,200	—	—	8,200
Other	200	—	—	200

Total Net Production, excl. NCI [1] (BOEPD)		176,000 to 184,000
Exploration Expense ($ MM)		$80

Full Year 2025 Guidance
Total Net Production, excl. NCI [2] (BOEPD)		174,500 to 182,500
Capital Expenditures, excl. NCI [3] ($ MM)		$1,135 to $1,285

¹ Excludes noncontrolling interest of MP GOM of 5,400 BOPD of oil, 200 BOPD of NGLs and 1,900 MCFD natural gas
² Excludes noncontrolling interest of MP GOM of 5,600 BOPD of oil, 200 BOPD of NGLs and 1,700 MCFD natural gas
³ Excludes noncontrolling interest of MP GOM of $40 million
The table below details the 2025 CAPEX plan by quarter.

2025 CAPEX [1] by Quarter ($ MM)
1Q 2025A	2Q 2025A	3Q 2025A	4Q 2025E	FY 2025E
$403[2]	$251	$164[3]	$392	$1,210[2,3]
1 Accrual CAPEX, based on midpoint of guidance range and excluding NCI
2 Includes net acquisition CAPEX of $104 million for the Pioneer FPSO and $1.4 million for non-operated working interests near the Zephyrus field in the Gulf of America
3 Excludes $23 million Eagle Ford Shale acquisition
The table below details the 2025 onshore well delivery plan by quarter.

2025 Onshore Wells Online
	1Q 2025A	2Q 2025A	3Q 2025A	4Q 2025E	2025E Total
Eagle Ford Shale	-	24	10	-	34
Kaybob Duvernay	-	-	4	-	4
Tupper Montney	5	5	-	-	10
Non-Op Eagle Ford Shale	1	10	7	-	18
Note: All well counts are shown gross. Eagle Ford Shale non-operated working interest averages 25 percent.

CONFERENCE CALL AND WEBCAST SCHEDULED FOR NOVEMBER 6, 2025
Murphy will host a conference call to discuss third quarter 2025 financial and operating results on Thursday, November 6, 2025, at 9:00 a.m. ET. The call can be accessed either via the Internet through the events calendar on the Murphy Oil Corporation Investor Relations website at http://ir.murphyoilcorp.com or via telephone by dialing toll free 1-800-717-1738, reservation number 40758. For additional information, please refer to the Third Quarter 2025 Earnings Presentation and Quarterly Stockholder Update available under the News and Events section of the Investor Relations website.
FINANCIAL DATA
Summary financial data and operating statistics for third quarter 2025, with comparisons to the same period from the previous year, are contained in the attached schedules. Additionally, a schedule indicating the impacts of items affecting comparability of results between periods and a reconciliation of the non-GAAP financial measures of adjusted net income from continuing operations attributable to Murphy, EBITDA, EBITDAX, adjusted EBITDA, adjusted EBITDAX, free cash flow and adjusted free cash flow to the most directly comparable GAAP financial measures for such periods are also included.
ABOUT MURPHY OIL CORPORATION
Murphy Oil Corporation is an independent oil and natural gas company with a multi-basin onshore and offshore portfolio and significant exploration opportunities. The company has more than a century-long history of demonstrating strong execution and innovative, full-cycle development capabilities with a focus on value creation that drives shareholder returns. Murphy’s foresight and financial discipline, along with its culture of adaptability and accountability, will allow the company to continue its outstanding legacy and exceptional reputation. The company’s current operations include extensive inventory located onshore in the Eagle Ford Shale, Tupper Montney and Kaybob Duvernay, as well as offshore in the Gulf of America and Canada. Murphy also strives to create long-term shareholder value through offshore exploration and development in the Gulf of America, Vietnam and Côte d’Ivoire. Additional information can be found on the company’s website at www.murphyoilcorp.com.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events, results and plans, are subject to inherent risks, uncertainties and assumptions (many of which are beyond our control) and are not guarantees of performance. In particular, statements, express or implied, concerning the company’s future operating results or activities and returns or the company's ability and decisions to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control operating costs and expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, safety matters or other ESG (environmental/social/governance) matters, make capital expenditures or pay and/or increase dividends or make share repurchases and other capital allocation decisions are forward-looking statements. Factors that could cause one or more of these future events, results or plans not to occur as implied by any forward-looking statement, which consequently could cause actual results or activities to differ materially from the expectations expressed or implied by such forward-looking statements, include, but are not limited to: macro conditions in the oil and natural gas industry, including supply/demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; geopolitical concerns; increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or market of health pandemics such as COVID-19 and related government responses; other natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the US or global capital markets, credit markets, banking system or economies in general, including inflation, trade policies, tariffs and other trade restrictions. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the US Securities and Exchange Commission (SEC) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the investors page of our website. We may use these channels to distribute material information about the company; therefore, we encourage investors, the media, business partners and others interested in the company to review the information we post on our website. The information on our website is not part of, and is not incorporated into, this news release. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.

NON-GAAP FINANCIAL MEASURES
This news release contains certain non-GAAP financial measures that management believes are useful tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the crude oil and natural gas industry. Not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with US generally accepted accounting principles (GAAP) and should therefore be considered only as supplemental to such GAAP financial measures. Please see the attached schedules for reconciliations of the differences between the non-GAAP financial measures used in this news release and the most directly comparable GAAP financial measures.
† In accordance with GAAP, Murphy reports the 100 percent interest, including a 20 percent noncontrolling interest (NCI), in its subsidiary, MP Gulf of Mexico, LLC (MP GOM). The GAAP financials include the NCI portion of revenue, costs, assets and liabilities and cash flows. Unless otherwise noted, the financial and operating highlights and metrics discussed in this news release, but not the accompanying schedules, exclude the NCI, thereby representing only the amounts attributable to Murphy.

Investor Contacts:
InvestorRelations@murphyoilcorp.com
Atif Riaz, 281-675-9358
Beth Heller, 281-675-9363

MURPHY OIL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Thousands of dollars, except per share amounts)	2025	2024	2025	2024
Revenues and other income
Revenue from production	$720,966	$753,169	$2,076,761	$2,345,282
Sales of purchased natural gas	—	—	—	3,742
Total revenue from sales to customers	720,966	753,169	2,076,761	2,349,024
Gain (loss) on derivative instruments	5,722	(1,344)	7,071	(1,344)
Gain on sale of assets and other operating income	6,297	6,506	10,434	9,834
Total revenues and other income	732,985	758,331	2,094,266	2,357,514
Costs and expenses
Lease operating expenses	184,353	222,886	604,986	716,778
Severance and ad valorem taxes	12,288	10,503	31,766	31,006
Transportation, gathering and processing	48,146	47,438	151,067	157,461
Costs of purchased natural gas	—	—	—	3,147
Exploration expenses, including undeveloped lease amortization	32,502	31,284	57,389	118,390
Selling and general expenses	30,858	24,871	98,692	78,925
Depreciation, depletion and amortization	283,465	223,632	736,949	650,309
Accretion of asset retirement obligations	14,676	13,241	43,153	39,068
Impairment of assets	115,002	—	115,002	34,528
Other operating expense	5,902	5,450	13,364	10,497
Total costs and expenses	727,192	579,305	1,852,368	1,840,109
Operating income from continuing operations	5,793	179,026	241,898	517,405
Other income (loss)
Other income (loss)	15,271	(3,926)	(14,631)	33,870
Interest expense, net	(24,726)	(21,258)	(73,302)	(62,265)
Total other loss	(9,455)	(25,184)	(87,933)	(28,395)
Income (loss) from continuing operations before income taxes	(3,662)	153,842	153,965	489,010
Income tax expense	4,157	2,122	37,911	64,855
Income (loss) from continuing operations	(7,819)	151,720	116,054	424,155
Income (loss) from discontinued operations, net of income taxes	(497)	(608)	172	(2,123)
Net income (loss) including noncontrolling interest	(8,316)	151,112	116,226	422,032
Less: Net income (loss) attributable to noncontrolling interest	(5,343)	12,018	23,883	65,197
NET INCOME (LOSS) ATTRIBUTABLE TO MURPHY	$(2,973)	$139,094	$92,343	$356,835
NET INCOME (LOSS) PER COMMON SHARE – BASIC
Continuing operations	$(0.02)	$0.93	$0.64	$2.37
Discontinued operations	—	—	—	(0.01)
Net income (loss)	$(0.02)	$0.93	$0.64	$2.36
NET INCOME (LOSS) PER COMMON SHARE – DILUTED
Continuing operations	$(0.02)	$0.93	$0.64	$2.35
Discontinued operations	—	—	—	(0.01)
Net income (loss)	$(0.02)	$0.93	$0.64	$2.34
Cash dividends per common share	$0.325	$0.300	$0.975	$0.900
Average common shares outstanding (thousands)
Basic	142,731	149,384	143,245	151,401
Diluted	142,731	150,353	143,976	152,437

MURPHY OIL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Thousands of dollars)	2025	2024	2025	2024
Operating Activities
Net income (loss) including noncontrolling interest	$(8,316)	$151,112	$116,226	$422,032
Adjustments to reconcile net income to net cash provided by continuing operations activities
Depreciation, depletion and amortization	283,465	223,632	736,949	650,309
Accretion of asset retirement obligations	14,676	13,241	43,153	39,068
Long-term non-cash compensation	6,498	8,237	28,514	30,060
Deferred income tax (benefit) expense	2,089	(8,792)	23,305	45,136
Amortization of undeveloped leases	2,998	1,929	6,907	7,707
Unrealized (gain) loss on derivative instruments	(2,533)	1,344	(3,904)	1,344
Unsuccessful exploration well costs and previously suspended exploration costs	859	11,268	83	69,548
(Income) loss from discontinued operations	497	608	(172)	2,123
Impairment of assets	115,002	—	115,002	34,528
Other operating activities, net	(47,426)	(4,301)	(47,428)	(38,260)
Net decrease (increase) in non-cash working capital	(28,378)	30,709	(20,473)	31,835
Net cash provided by continuing operations activities	339,431	428,987	998,162	1,295,430
Investing Activities
Property additions and dry hole costs	(148,964)	(216,413)	(827,007)	(733,289)
Acquisition of oil and natural gas properties	(23,022)	—	(24,405)	—
Net cash required by investing activities	(171,986)	(216,413)	(851,412)	(733,289)
Financing Activities
Borrowings on revolving credit facility	125,000	150,000	475,000	350,000
Repayment of revolving credit facility	(175,000)	(150,000)	(325,000)	(350,000)
Retirement of debt	—	—	—	(50,000)
Repurchase of common stock	—	(194,245)	(102,620)	(300,132)
Cash dividends paid	(46,387)	(44,663)	(139,799)	(136,208)
Withholding tax on stock-based incentive awards	(15)	(12)	(7,669)	(25,310)
Distributions to noncontrolling interest	(25,046)	(35,408)	(43,211)	(96,618)
Finance lease obligation payments	(57)	(171)	(543)	(502)
Issue costs of debt facility	—	—	(18)	—
Net required by financing activities	(121,505)	(274,499)	(143,860)	(608,770)
Effect of exchange rate changes on cash and cash equivalents	389	(471)	(499)	778
Net increase (decrease) in cash and cash equivalents	46,329	(62,396)	2,391	(45,851)
Cash and cash equivalents at beginning of period	379,631	333,619	423,569	317,074
Cash and cash equivalents at end of period	$425,960	$271,223	$425,960	$271,223

MURPHY OIL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(Thousands of dollars)	September 30, 2025	December 31, 2024 [1]
ASSETS
Cash and cash equivalents	$425,960	$423,569
Other current assets	381,520	361,710
Property, plant and equipment, net	8,085,731	8,054,653
Operating lease assets, net	781,291	777,536
Other long-term assets	58,260	50,011
Total assets	$9,732,762	$9,667,479
LIABILITIES AND EQUITY
Current maturities of long-term debt, finance lease	$918	$871
Accounts payable	429,658	472,165
Operating lease liabilities	210,769	253,208
Other current liabilities	216,401	216,570
Long-term debt, including finance lease obligation	1,425,235	1,274,502
Asset retirement obligations	1,001,919	960,804
Non-current operating lease liabilities	582,082	537,381
Other long-term liabilities	616,128	610,135
Total liabilities	$4,483,110	$4,325,636
Murphy Shareholders' Equity	5,121,387	5,194,250
Noncontrolling interest	128,265	147,593
Total liabilities and equity	$9,732,762	$9,667,479
1 Reclassified to conform to current presentation.

MURPHY OIL CORPORATION
SCHEDULE OF ADJUSTED NET INCOME (LOSS) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars, except per share amounts)	2025	2024	2025	2024
Net income (loss) attributable to Murphy (GAAP) [1]	$(3.0)	$139.1	$92.3	$356.8
Discontinued operations (income) loss	0.5	0.6	(0.2)	2.1
Net income (loss) from continuing operations attributable to Murphy	(2.5)	139.7	92.1	358.9
Adjustments:
Impairment of assets [1]	92.0	—	92.0	34.5
Foreign exchange (gain) loss	(13.4)	5.4	20.9	(10.6)
Unrealized (gain) loss on derivative instruments	(2.5)	1.3	(3.9)	1.3
Write-off of previously suspended exploration well	—	—	—	26.1
Total adjustments, before taxes	76.1	6.7	109.0	51.3
Income tax benefit related to adjustments	(15.5)	(1.7)	(23.8)	(10.5)
Tax benefits on investments in foreign areas	—	(34.0)	—	(34.0)
Total adjustments, after taxes	60.6	(29.0)	85.2	6.8
Adjusted net income from continuing operations attributable to Murphy (Non-GAAP)	$58.1	$110.7	$177.3	$365.7
Adjusted net income from continuing operations per average diluted share (Non-GAAP)	$0.41	$0.74	$1.23	$2.40
1 Excludes amounts attributable to a noncontrolling interest in MP GOM.

Non-GAAP Financial Measures
Presented above is a reconciliation of net income (loss) to adjusted net income from continuing operations attributable to Murphy. Adjusted net income excludes certain items that management believes affect the comparability of results between periods. Management believes this is important information to provide because it is used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results. Adjusted net income is a non-GAAP financial measure and should not be considered a substitute for net income (loss) as determined in accordance with GAAP.
The pretax and income tax impacts for adjustments in the above table are shown below by area of operation and geographical location and corporate, as applicable, and exclude the share attributable to noncontrolling interests.

	Three Months Ended September 30, 2025			Nine Months Ended September 30, 2025
(Millions of dollars)	Pretax	Tax	Net	Pretax	Tax	Net
Exploration & Production:
United States	$92.0	$(19.4)	$72.6	$92.0	$(19.4)	$72.6
Corporate	(15.9)	3.9	(12.0)	17.0	(4.4)	12.6
Total adjustments	$76.1	$(15.5)	$60.6	$109.0	$(23.8)	$85.2

MURPHY OIL CORPORATION
SCHEDULE OF EBITDA, ADJUSTED EBITDA, EBITDAX AND ADJUSTED EBITDAX (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars)	2025	2024	2025	2024
Net income (loss) attributable to Murphy (GAAP) [1]	$(3.0)	$139.1	$92.3	$356.8
Income tax expense	4.1	2.2	37.9	64.9
Interest expense, net	24.7	21.3	73.3	62.3
Depreciation, depletion and amortization expense [1]	275.0	215.7	713.2	625.8
EBITDA attributable to Murphy (Non-GAAP)	$300.8	$378.3	$916.7	$1,109.8
Exploration expenses [1]	32.5	31.3	57.3	118.4
EBITDAX attributable to Murphy (Non-GAAP)	$333.3	$409.6	$974.0	$1,228.2

EBITDA attributable to Murphy (Non-GAAP)	$300.8	$378.3	$916.7	$1,109.8
Impairment of asset [1]	92.0	—	92.0	34.5
Foreign exchange (gain) loss	(13.4)	5.4	20.9	(10.6)
Accretion of asset retirement obligations [1]	13.2	11.7	38.6	34.9
Unrealized (gain) loss on derivative instruments	(2.5)	1.3	(3.9)	1.3
Write-off of previously suspended exploration well	—	—	—	26.1
Discontinued operations (income) loss	0.5	0.6	(0.2)	2.1
Adjusted EBITDA attributable to Murphy (Non-GAAP)	$390.6	$397.3	$1,064.1	$1,198.1
Other exploration expenses [2]	32.5	31.3	57.3	92.3
Adjusted EBITDAX attributable to Murphy (Non-GAAP)	$423.1	$428.6	$1,121.4	$1,290.4
1 Excludes amounts attributable to a noncontrolling interest in MP GOM.
2 Other exploration expenses consist of exploration expenses as reported in the consolidated statement of operations excluding amounts relating to the write-off of previously suspended exploration well included in Adjusted EBITDA calculation above.

Non-GAAP Financial Measures
Presented above is a reconciliation of net income (loss) to earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, earnings before interest, taxes, depreciation and amortization, and exploration expenses (EBITDAX) and adjusted EBITDAX. Management believes EBITDA, adjusted EBITDA, EBITDAX and adjusted EBITDAX are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors. Adjusted EBITDAX excludes certain items that management believes affect the comparability of results between periods. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results. EBITDA, adjusted EBITDA, EBITDAX and adjusted EBITDAX are non-GAAP financial measures and should not be considered a substitute for net income (loss) or Cash provided by operating activities as determined in accordance with GAAP.

MURPHY OIL CORPORATION
SCHEDULE OF FREE CASH FLOW AND ADJUSTED FREE CASH FLOW (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars)	2025	2024	2025	2024
Net cash provided by continuing operations activities (GAAP)	$339.4	$429.0	$998.2	$1,295.4
Exclude: (decrease) increase in non-cash working capital	28.4	(30.7)	20.5	(31.8)
Operating cash flow excluding working capital adjustments	367.8	398.3	1,018.7	1,263.6
Less: property additions and dry hole costs [1]	(149.0)	(216.4)	(827.0)	(733.3)
Free cash flow (Non-GAAP)	$218.8	$181.9	$191.7	$530.3
Less: cash dividends paid	(46.4)	(44.7)	(139.8)	(136.2)
Less: distributions to noncontrolling interest	(25.0)	(35.4)	(43.2)	(96.6)
Less: withholding tax on stock-based incentive awards	—	—	(7.7)	(25.3)
Less: acquisition of oil and natural gas properties	(23.0)	—	(24.4)	—
Adjusted free cash flow (Non-GAAP)	$124.4	$101.8	$(23.4)	$272.2
1 Property additions for the nine months ended September 30, 2025, includes a payment of $125.0 million for the purchase of a floating production, storage, and offloading vessel in U.S. Offshore, including amounts attributable to a noncontrolling interest in MP GOM.

Non-GAAP Financial Measures
Presented above is a reconciliation of net cash provided by continuing operations activities to free cash flow (FCF) and adjusted FCF. Management believes FCF and adjusted FCF are important information to provide because they are additional measures of liquidity and are used by management to evaluate the Company’s ability to internally generate cash, excluding the timing impacts of working capital, and to measure funds available for investing and financing activities. Management also believes this information may be useful to investors and analysts to monitor the Company’s financial health and its performance over time. Adjusted FCF excludes certain items that management believes affect the comparability of results between periods. FCF and adjusted FCF are non-GAAP financial measures and should not be considered a substitute for net cash provided by operating, investing, or financing activities as determined in accordance with GAAP.

MURPHY OIL CORPORATION
FUNCTIONAL RESULTS OF OPERATIONS (unaudited)

	Three Months Ended September 30, 2025		Three Months Ended September 30, 2024
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States [1]	$613.7	$28.9	$597.0	$138.8
Canada	108.0	(6.1)	157.9	24.2
Other	0.1	(12.0)	(0.8)	22.4
Total exploration and production	721.8	10.8	754.1	185.4
Corporate	11.2	(18.6)	4.2	(33.7)
Income from continuing operations	733.0	(7.8)	758.3	151.7
Discontinued operations, net of tax	—	(0.5)	—	(0.6)
Net income (loss) including noncontrolling interest	$733.0	$(8.3)	$758.3	$151.1
Less: Net income (loss) attributable to noncontrolling interest		(5.3)		12.0
Net income (loss) attributable to Murphy		$(3.0)		$139.1

	Nine Months Ended September 30, 2025		Nine Months Ended September 30, 2024
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States ¹	$1,676.7	$223.3	$1,936.1	$459.0
Canada	402.0	45.8	413.8	52.5
Other	3.0	(30.4)	3.4	1.5
Total exploration and production	2,081.7	238.7	2,353.3	513.0
Corporate	12.6	(122.7)	4.2	(88.9)
Income from continuing operations	2,094.3	116.0	2,357.5	424.1
Discontinued operations, net of tax	—	0.2	—	(2.1)
Net income including noncontrolling interest	$2,094.3	$116.2	$2,357.5	$422.0
Less: Net income attributable to noncontrolling interest		23.9		65.2
Net income attributable to Murphy		$92.3		$356.8
1 Includes results attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
PRODUCTION-RELATED EXPENSES (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars per barrel of oil equivalents sold)	2025	2024	2025	2024
United States – Onshore
Lease operating expense	$7.04	$11.03	$8.75	$13.00
Severance and ad valorem taxes	2.44	3.30	2.74	3.53
Depreciation, depletion and amortization expense	30.30	29.60	29.95	29.25

United States – Offshore [1]
Lease operating expense	$16.79	$20.54	$19.64	$21.52
Severance and ad valorem taxes	0.12	0.06	0.11	0.06
Depreciation, depletion and amortization expense	16.06	13.78	16.16	13.55

Canada – Onshore
Lease operating expense	$3.94	$4.96	$4.73	$5.28
Severance and ad valorem taxes	0.06	0.05	0.06	0.05
Depreciation, depletion and amortization expense	4.38	4.87	4.32	4.87

Canada – Offshore
Lease operating expense	$24.96	$18.51	$19.05	$21.67
Depreciation, depletion and amortization expense	11.53	8.27	10.03	9.58

Total E&P continuing operations [1]
Lease operating expense	$9.61	$12.60	$11.64	$14.05
Severance and ad valorem taxes	0.64	0.59	0.61	0.61
Depreciation, depletion and amortization expense [2]	14.67	12.56	14.06	12.61

Total oil and gas continuing operations – excluding noncontrolling interest
Lease operating expense [3]	$9.39	$11.99	$11.46	$13.75
Severance and ad valorem taxes	0.66	0.61	0.63	0.63
Depreciation, depletion and amortization expense [2]	14.71	12.54	14.08	12.61
1 Includes amounts attributable to a noncontrolling interest in MP GOM.
2 Excludes expenses attributable to the Corporate segment.
3 Lease operating expense per barrel of oil equivalent sold for total oil and gas continuing operations, excluding NCI and workover costs, was $7.69 and $9.70 for the three months ended September 30, 2025 and 2024, respectively and $8.83 and $10.28 for the nine months ended September 30, 2025 and 2024, respectively.

MURPHY OIL CORPORATION
CAPITAL EXPENDITURES (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars)	2025	2024	2025	2024
Exploration and production
United States [1]	$113.8	$160.8	$614.3	$575.1
Canada	26.2	13.5	127.3	123.0
Other	47.0	29.6	116.8	62.1
Total	187.0	203.9	858.4	760.2

Corporate	2.2	8.0	9.2	16.4
Total capital expenditures - continuing operations [1]	189.2	211.9	867.6	776.6

Less: capital expenditures attributable to noncontrolling interest	2.3	0.7	27.0	9.6
Total capital expenditures - continuing operations attributable to Murphy [2]	$186.9	$211.2	$840.6	$767.0

Charged to exploration expenses [3]
United States [1]	20.7	22.1	28.0	85.9
Canada	0.2	0.2	0.3	0.4
Other	8.7	7.0	22.3	24.4
Total charged to exploration expenses - continuing operations [1,3]	29.6	29.3	50.6	110.7

Less: charged to exploration expenses attributable to noncontrolling interest	—	—	0.1	—
Total charged to exploration expenses - continuing operations attributable to Murphy [4]	29.6	29.3	50.5	110.7

Total capitalized - continuing operations attributable to Murphy	$157.3	$181.9	$790.1	$656.3
1 Includes amounts attributable to a noncontrolling interest in MP GOM.
2 For the three months ended September 30, 2025, total capital expenditures attributable to Murphy, excluding acquisition-related costs of $23.0 million (2024:nil), is $163.9 million (2024: $211.2 million). For the nine months ended September 30, 2025, total capital expenditures attributable to Murphy, excluding acquisition-related costs of $128.6 million, primarily related to the purchase of a floating production, storage, and offloading vessel in U.S. Offshore (2024: nil), is $712.0 million (2024: $767.0 million).
3 For the three-month and nine-month periods ended September 30, 2025, total charged to exploration expense attributable to Murphy, excludes amortization of undeveloped leases of $2.9 million (2024: $1.9 million) and $6.8 million (2024 $7.7 million), respectively.
4 For the three months ended September 30, 2025 and 2024, no amounts were expensed for previously suspended exploration costs. For the nine months ended September 30, 2025, total charged to exploration expense attributable to Murphy, excluding previously suspended exploration costs of nil (2024: $26.1 million), is $50.5 million (2024: $84.6 million).

MURPHY OIL CORPORATION
PRODUCTION SUMMARY (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Barrels per day unless otherwise noted)	2025	2024	2025	2024
Net crude oil and condensate
United States - Onshore	34,703	23,320	26,797	21,199
United States - Offshore [1]	56,071	59,282	56,835	64,042
Canada - Onshore	3,495	3,425	2,799	2,888
Canada - Offshore	5,518	7,880	6,658	7,219
Other	278	171	276	221
Total net crude oil and condensate	100,065	94,078	93,365	95,569
Net natural gas liquids
United States - Onshore	8,042	4,640	5,905	4,312
United States - Offshore [1]	4,500	4,739	4,344	4,644
Canada - Onshore	442	768	491	572
Total net natural gas liquids	12,984	10,147	10,740	9,528
Net natural gas – thousands of cubic feet per day
United States - Onshore	39,411	26,223	32,711	24,556
United States - Offshore [1]	50,477	58,747	51,528	56,565
Canada - Onshore	473,431	437,316	425,342	400,012
Total net natural gas	563,319	522,286	509,581	481,133
Total net hydrocarbons - including NCI [2,3]	206,936	191,273	189,035	185,286
Noncontrolling interest
Net crude oil and condensate – barrels per day	(5,998)	(6,188)	(5,950)	(6,467)
Net natural gas liquids – barrels per day	(228)	(193)	(214)	(207)
Net natural gas – thousands of cubic feet per day	(1,963)	(1,947)	(1,715)	(2,008)
Total noncontrolling interest [2,3]	(6,553)	(6,706)	(6,450)	(7,009)
Total net hydrocarbons - excluding NCI [2,3]	200,383	184,567	182,585	178,277
1 Includes net volumes attributable to a noncontrolling interest in MP GOM.
2 Natural gas converted on an energy equivalent basis of 6:1.
3 NCI – noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
SALES SUMMARY (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Barrels per day unless otherwise noted)	2025	2024	2025	2024
Net crude oil and condensate
United States - Onshore	34,703	23,320	26,797	21,199
United States - Offshore [1]	57,903	57,467	56,849	64,317
Canada - Onshore	3,495	3,425	2,799	2,888
Canada - Offshore	5,513	10,892	8,114	7,857
Other	—	—	152	159
Total net crude oil and condensate	101,614	95,104	94,711	96,420
Net natural gas liquids
United States - Onshore	8,042	4,640	5,905	4,312
United States - Offshore [1]	4,500	4,739	4,344	4,644
Canada - Onshore	442	768	491	572
Total net natural gas liquids	12,984	10,147	10,740	9,528
Net natural gas – thousands of cubic feet per day
United States - Onshore	39,411	26,223	32,711	24,556
United States - Offshore [1]	50,477	58,747	51,528	56,565
Canada - Onshore	473,431	437,316	425,342	400,012
Total net natural gas	563,319	522,286	509,581	481,133
Total net hydrocarbons - including NCI [2,3]	208,484	192,299	190,381	186,137
Noncontrolling interest
Net crude oil and condensate – barrels per day	(6,273)	(5,920)	(5,954)	(6,503)
Net natural gas liquids – barrels per day	(228)	(193)	(214)	(207)
Net natural gas – thousands of cubic feet per day	(1,963)	(1,947)	(1,715)	(2,008)
Total noncontrolling interest [2,3]	(6,828)	(6,438)	(6,454)	(7,045)
Total net hydrocarbons - excluding NCI [2,3]	201,656	185,861	183,927	179,092
1 Includes net volumes attributable to a noncontrolling interest in MP GOM.
2 Natural gas converted on an energy equivalent basis of 6:1.
3 NCI – noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
WEIGHTED AVERAGE PRICE SUMMARY (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Crude oil and condensate – dollars per barrel
United States - Onshore	$65.48	$75.49	$66.24	$77.55
United States - Offshore [1]	67.00	75.65	67.81	78.42
Canada - Onshore [2]	56.33	66.18	59.46	68.62
Canada - Offshore [2]	69.42	80.06	70.17	82.83
Other [2]	—	—	72.97	78.20
Natural gas liquids – dollars per barrel
United States - Onshore	18.57	19.05	19.92	19.71
United States - Offshore [1]	20.18	22.50	21.85	23.20
Canada - Onshore [2]	26.88	34.00	32.54	34.64
Natural gas – dollars per thousand cubic feet
United States - Onshore	2.64	1.77	2.87	1.77
United States - Offshore [1]	3.39	2.28	3.73	2.30
Canada - Onshore [2]	1.22	1.34	1.68	1.56
1 Prices include the effect of noncontrolling interest in MP GOM.
2 U.S. dollar equivalent.

MURPHY OIL CORPORATION
FIXED PRICE FORWARD SALES AND COMMODITY HEDGE POSITIONS
AS OF NOVEMBER 3, 2025 (unaudited)

			Volumes (MMCF/d)	Price/MCF	Remaining Period
Area	Commodity	Type [1]			Start Date	End Date
Canada	Natural Gas	Fixed price forward sales	40	C$2.75	10/1/2025	12/31/2025
Canada	Natural Gas	Fixed price forward sales	50	C$3.03	1/1/2026	12/31/2026
1 Fixed price forward sale contracts listed above are accounted for as normal sales and purchases for accounting purposes.

			Volumes (MMCF/d)	Price/MCF	Remaining Period
Area	Commodity	Type			Start Date	End Date
United States	Natural Gas	Fixed price derivative swap	60	US$3.74	10/1/2025	12/31/2025